Exhibit 99.2

FOURTH QUARTER 2020 NATIONAL BANK HOLDINGS CORPORATION SUPPLEMENTAL DISCLOSURE JANUARY 21, 2021 EXHIBIT 99.2

2020 FINANCIAL HIGHLIGHTS CAPITAL 14.7% Common Equity Tier 1 Ratio LIQUIDITY Loan to deposit ratio of 77% NET INCOME $88.6 million TRANSACTION DEPOSIT GROWTH 15.3% annualized linked quarter ACL / LOANS 1.37% 1.43% excluding PPP loans EXPENSE 57.9% efficiency ratio FTE ‒ Strong capital levels with $365 million in excess capital over 7.0% common equity tier 1 risk-based regulatory requirement ‒ Ample liquidity with access to $2.2 billion in readily available funds ‒ Record 2020 full-year net income of $88.6 million, a 10.2% increase over 2019 and a third consecutive year of double digit growth ‒ Relationship-based banking provides for strong core deposit base ‒ 37% of deposit balances in non-interest bearing deposits ‒ Full-year net charge-offs of six basis points; decreasing levels of non-accrual loans to total loans from prior year; credit loss allowance increased by 53% since 12/31/19 ‒ Remain very focused on expense management 2

COVID-19 HIGH IMPACT INDUSTRIES AS OF 12/31/20 RESTAURANTS OIL & GAS RETAILERS LOAN OUTSTANDINGS $209.9 MILLION $126.9 MILLION $29.4 MILLION OF TOTAL LOANS 4.8% OF TOTAL LOANS 2.9% OF TOTAL LOANS 0.7% CLIENTS 95 CLIENTS 157 QUICK SERVICE 80% ESSENTIAL BUSINESSES 58% AVERAGE SR DEBT TO CAP 34% NO NEW LOANS IN 5 YEARS COMMERCIAL MULTIFAMILY RETAIL HOTEL & LODGING INDUSTRIES AND LOAN TYPES WITH NO DIRECT EXPOSURE Aviation Cruise Lines Energy Services Auto Manufacturing/ Dealer Floor Plans Indirect Auto Car Leasing Hedge Funds Convention Centers Credit Cards Malls Taxi/Ride Share $181.2 MILLION $71.4 MILLION $51.9 MILLION OF TOTAL LOANS 4.2% CLIENTS 35 AVERAGE LTV 54% OF TOTAL LOANS 1.6% CLIENTS 27 AVERAGE LTV 60% OF TOTAL LOANS 1.2% CLIENTS 52 AVERAGE LTV 53% CRE NON-OWNER OCCUPIED CLIENTS 5 LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS LOAN OUTSTANDINGS 5 HOSPITALS/ MEDICAL $207.8 MILLION OF TOTAL LOANS 4.8% MUNICIPAL CRITICAL ACCESS HOSPITALS 61% CLIENTS 163 LOAN OUTSTANDINGS

LOANS OUTSTANDING LOANS MODIFIED(1) (2) COMMERCIAL EXCLUDING PPP 2,868.0 66.0% 44.7 1.6% CRE NON-OWNER OCCUPIED 632.0 14.5% 126.4 20.0% RESIDENTIAL REAL ESTATE 658.6 15.1% 2.5 0.4% CONSUMER 19.0 0.4% -- TOTAL EXCLUDING PPP 4,177.6 96.0% 173.6 4.2% PPP 176.1 4.0% TOTAL LOANS 4,353.7 100.0% $ $ ‒ Modification requests handled individually on a relationship basis; weekly cash flow forecast monitoring implemented for business clients; and as appropriate, cash equity injections required ‒ Recognizing that certain clients could face a longer revenue recovery path, the Bank is working with these clients on re-stabilization structures, requiring additional cash equity injections and certain restrictive covenants COVID MODIFICATIONS AS OF 12/31/20 $ $ $ (MM) | % $ (MM) | %(3) 4 (2) 96% of our modifications require monthly interest payments (1) Represents loans currently on a COVID-related modification plan as of December 31, 2020 $ (3) Loans modified as a percentage of total loan segment